Exhibit 99.1

Heartland Payment Systems
90 Nassau Street
Princeton, NJ 08542
888.798.3131
HeartlandPaymentSystems.com

HEARTLAND PAYMENT SYSTEMS REPORTS 22% INCREASE IN FOURTH QUARTER
AND FULL YEAR ADJUSTED EARNINGS PER SHARE

Full Year GAAP Earnings a Record $1.96 Per Share

Princeton, NJ - February 5, 2014 - Heartland Payment Systems, Inc. (NYSE: HPY), one of the nation's largest payment processors, today announced Adjusted Net Income and Adjusted Earnings per share from continuing operations of $20.5 million and $0.55 per share, respectively, for the quarter ended December 31, 2013. Adjusted Net Income and Adjusted Earnings per share from continuing operations were $17.7 million and $0.45, respectively, for the quarter ended December 31, 2012. GAAP net income was $17.4 million, or $0.46 per share, for the three months ended December 31, 2013. Adjusted Net Income and Adjusted Earnings per share from continuing operations are non-GAAP measures that are detailed later in this press release in the section “Reconciliation of Non-GAAP Financial Measures.”

Highlights for the fourth quarter of 2013 include:

•	Same store sales rose 2.4%, the highest growth in seven quarters, while volume attrition fell to12.9% in the fourth quarter, a 20 basis point sequential improvement from the preceding quarter

•	Record quarterly and full year new margin installed of $19.2 million and $71.1 million, respectively, up 33% for the fourth quarter and 22% for the year

•	Small and Mid-Sized Enterprise (SME) quarterly transaction processing volume of $18.3 billion, up 4.0% from the fourth quarter of 2012

•	Quarterly Net Revenue of $149.2 million, up 12.8% from the fourth quarter of 2012

•	Operating Margin on Net Revenue of 20.9% compared to 19.1% for the fourth quarter in 2012

•
The combination of share-based compensation and acquisition-related amortization reduced earnings by $5.4 million pre-tax, or approximately $0.09 per share, compared with $5.3 million pre-tax, or $0.08 per share in the fourth quarter of 2012

•	Charges associated with our investment in Leaf reduced earnings by $0.03 per share in the fourth quarter

Robert O. Carr, Chairman and CEO, said, “For the second consecutive year, Heartland Payment Systems reported record earnings and net revenue. We achieved strong performance in both our card and non-card businesses as well as strong momentum in new business activity, particularly new margin installed, which has been steadily increasing since the third quarter of 2012 and is a leading indicator of future growth. New Margin Installed reached record levels in the fourth quarter as well as for the full year. This growth is attributable to successfully adding new relationship managers and providing them with innovative new tools and products that continue to enhance productivity across our sales organization. Non-card business growth remains strong, with both Payroll and Campus Solutions revenues more than doubling in 2013 from 2012 levels reflecting both organic growth and strategic acquisitions. Our expansion is being managed prudently, and we continue to make productivity enhancements a priority, which contributed to an expansion in operating margins for both the fourth quarter and for the full year. Cash flow also remains strong. Reflecting our confidence in the future, the Board authorized a 21% increase in the quarterly dividend, and continues to support the repurchase of shares to reward shareholders. Over the past several years, our performance has been very consistent. The business has been growing and margins have been expanding, providing the resources to invest for the future. This has enabled us to strengthen our market presence and enhance our value proposition, all of which build value for our shareholders."

SME card processing volume for the three months ended December 31, 2013 increased 4.0% from the year-ago quarter to $18.3 billion, benefitting from a 2.4% increase in same store sales and 30% increase in new margin installed, while volume attrition was held to 12.9%. Led by Payroll and Campus Solutions, non-card businesses continued their strong growth, helping drive a 12.8% increase in total net revenue for the quarter. The fourth quarter 2013 operating margin expanded to 20.9% of net revenue from 19.1% in the year ago quarter, as general and administrative expenses rose just 5.5% in the quarter. Reflecting continued productivity and efficiency enhancements, we were able to increase the fourth quarter operating margin despite funding $1.8 million of operating losses attributable to Leaf in the quarter.

Mr. Carr continued, “Heartland continues to successfully penetrate the SME market. We are increasingly seen as a resource that merchants can trust when considering card, payroll and gift/loyalty solutions. This is a position of respect we have earned over the years through our investment in the industry's largest employee sales organization and their efforts to understand the challenges facing small and mid-sized merchants. At the same time, we continue to achieve success by providing outsourcing solutions, including payments, for K-12 and higher education clients, and in emerging micropayments opportunities. For these reasons, we continue to invest heavily in our organization and selectively add to our capabilities through strategic acquisitions and partnerships. Our commitment to innovation has consistently provided merchants with tools that are ideally suited to their unique needs, and builds value for shareholders.”

FULL YEAR 2013 RESULTS:
For the full year of 2013, net revenue was $599.0 million, up 13.0% from $530.0 million in 2012, and Adjusted Net Income from continuing operations and related earnings was $88.1 million or $2.32 per share, compared to $76.2 million, or $1.90 per share, in the prior year. GAAP net income from continuing operations was $74.7 million, or $1.96 per share, compared to $64.4 million or $1.60 per share, for 2012. Full year 2013 share-based compensation expense and acquisition-related amortization expense reduced pre-tax earnings by $22.0 million, or $0.36 per share in 2013, compared to $19.4 million, or $0.30 per share, in 2012. Both full year GAAP and adjusted per share earnings from continuing operations were reduced by $0.04 in 2013 from our investment in Leaf.

FULL YEAR 2014 GUIDANCE:
For full year 2014, we expect Net Revenue to grow 8% to 10% to be between approximately $645 million and $660 million, and adjusted EPS to be in the range of $2.37- $2.41. Guidance assumes after-tax share-based compensation and acquisition-related amortization expenses reduce earnings per share by $0.41 for the year and an approximately 40% tax rate, due to the non-deductibility of the company's proportionate share of Leaf's operating losses. The earnings reduction from our investment in Leaf, which is reflected in this guidance, is expected to be $0.14 in 2014.

BOARD RAISES DIVIDEND 21%, SETS RECORD AND PAYMENT DATE; SHARE REPURCHASE PROGRAM UPDATE:
The Company also announced that the Board of Directors voted to raise the quarterly dividend by 21% to $0.085 per common share. The new, higher dividend is payable March 14, 2014 to shareholders of record on March 3, 2014. In the fourth quarter, the Company utilized approximately $10.1 million in cash to repurchase approximately 237,000 shares at an average cost of $42.54 per share, raising the amount of cash used to repurchase shares to over $50 million in 2013. At the end of the quarter, approximately $54 million remained outstanding on the Company's existing repurchase authorization.

CONFERENCE CALL:
Heartland Payment Systems, Inc. will host a conference call on February 5, 2014 at 8:30 a.m. Eastern Time to discuss financial results and business highlights. Heartland Payment Systems invites all interested parties to listen to its conference call, broadcast through a webcast on the Company's website. To access the call, please visit the Investor Relations portion of the Company's website at: www.heartlandpaymentsystems.com. The conference call may also be accessed by calling (888) 317-6003. Please provide the operator with PIN number 2573348. The webcast will be archived on the Company's website within two hours of the live call.

About Heartland Payment Systems
Heartland Payment Systems, Inc. (NYSE: HPY), the sixth largest payments processor in the United States, delivers credit/debit/prepaid card processing, school solutions, loyalty marketing services, campus solutions, payroll and related business solutions and services to more than 250,000 business and education locations nationwide. A FORTUNE 1000 company, Heartland is the founding supporter of The Merchant Bill of Rights, (www.merchantbillofrights.org), a public advocacy initiative that educates merchants about fair credit and debit card processing practices. The company is also a leader in the development of end-to-end encryption technology designed to protect cardholder data, rendering it useless to cybercriminals. For more detailed information, visit www.HeartlandPaymentSystems.com or follow the company on Twitter @HeartlandHPY and Facebook at facebook.com/HeartlandHPY.

Forward-looking Statements
This press release contains statements of a forward-looking nature which represent our management's beliefs and assumptions concerning future events. Forward-looking statements involve risks, uncertainties and assumptions and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including risks and additional factors that are described in the Company's Securities and Exchange Commission filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2012. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Contact:
Joe Hassett
Gregory FCA Communications
27 West Athens Ave.
Ardmore, PA 19003
Tel: 610-228-2110
Email: Heartland_ir@gregoryfca.com

TABLES FOLLOW

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Total revenues	$530,380	$499,965	$2,135,372	$2,013,436
Costs of services:
Interchange	332,448	318,720	1,335,487	1,284,038
Dues, assessments and fees	48,757	49,009	200,903	199,503
Processing and servicing	59,264	50,953	237,232	216,863
Customer acquisition costs	10,555	10,201	42,109	43,547
Depreciation and amortization	5,909	5,582	19,975	19,750
Total costs of services	456,933	434,465	1,835,706	1,763,701
General and administrative	42,326	40,289	173,568	139,934
Total expenses	499,259	474,754	2,009,274	1,903,635
Income from operations	31,121	25,211	126,098	109,801
Other income (expense):
Interest income	29	32	124	201
Interest expense	(1,683)	(902)	(5,429)	(3,446)
Provision for processing system intrusion costs	(101)	(35)	(353)	(563)
Other, net	(70)	(24)	112	(949)
Total other expense	(1,825)	(929)	(5,546)	(4,757)
Income from continuing operations before income taxes	29,296	24,282	120,552	105,044
Provision for income taxes	12,411	9,798	46,450	40,691
Net income from continuing operations	16,885	14,484	74,102	64,353
Income from discontinued operations, net of income tax of $— , $248, $2,135 and $803	—	673	3,970	2,185
Net income	16,885	15,157	78,072	66,538
Less: Net income (loss) attributable to noncontrolling interests
Continuing operations	(520)	—	(610)	—
Discontinued operations	—	203	56	649
Net income attributable to Heartland	$17,405	$14,954	$78,626	$65,889

Amounts Attributable to Heartland:
Net income from continuing operations, net of noncontrolling interests	$17,405	$14,484	$74,712	$64,353
Income from discontinued operations, net of income tax and noncontrolling interests	—	470	3,914	1,536
Net income attributable to Heartland	$17,405	$14,954	$78,626	$65,889

Basic earnings per share:
Income from continuing operations	$0.47	$0.39	$2.03	$1.67
Income from discontinued operations	—	0.01	0.11	0.04
Basic earnings per share	$0.47	$0.40	$2.14	$1.71

Diluted earnings per share:
Income from continuing operations	$0.46	$0.37	$1.96	$1.60
Income from discontinued operations	—	0.01	0.10	0.04
Diluted earnings per share	$0.46	$0.38	$2.06	$1.64

Weighted average number of common shares outstanding:
Basic	36,906	37,386	36,791	38,468
Diluted	37,972	38,878	38,053	40,058

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(In thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net income	$16,885	$15,157	$78,072	$66,538
Other comprehensive income (loss):
Unrealized gains on investments, net of income tax of $4, $2, $8 and 21	8	3	12	33
Unrealized (losses) gains on derivative financial instruments, net of tax of ($38), $49, $153 and $29	(61)	79	254	51
Foreign currency translation adjustment	—	(183)	(54)	281
Comprehensive income	16,832	15,056	78,284	66,903
Less: Net (loss) income attributable to noncontrolling interests	(520)	148	(570)	733
Comprehensive income attributable to Heartland	$17,352	$14,908	$78,854	$66,170

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(unaudited)

	December 31,
Assets	2013	2012
Current assets:
Cash and cash equivalents	$71,932	$48,440
Funds held for customers	127,375	131,405
Receivables, net	200,040	180,448
Investments	4,101	1,199
Inventory	11,087	9,694
Prepaid expenses	15,284	10,421
Current tax assets	10,426	—
Current deferred tax assets, net	9,548	10,475
Assets held for sale	—	17,044
Total current assets	449,793	409,126
Capitalized customer acquisition costs, net	61,027	56,425
Property and equipment, net	147,388	125,031
Goodwill	190,978	168,062
Intangible assets, net	49,857	53,594
Deposits and other assets, net	1,262	1,176
Total assets	$900,305	$813,414

Liabilities and Equity
Current liabilities:
Due to sponsor banks	$19,109	$37,586
Accounts payable	70,814	64,065
Customer fund deposits	127,375	131,405
Processing liabilities	130,871	95,273
Current portion of accrued buyout liability	13,943	10,478
Accrued expenses and other liabilities	49,861	47,817
Current portion of borrowings	—	102,001
Current tax liabilities	—	4,323
Liabilities related to assets held for sale	—	1,672
Total current liabilities	411,973	494,620
Deferred tax liabilities, net	40,600	29,632
Reserve for unrecognized tax benefits	5,633	3,069
Long-term portion of borrowings	150,000	50,000
Long-term portion of accrued buyout liability	25,436	24,932
Total liabilities	633,642	602,253
Commitments and contingencies	—	—

Equity
Common stock, $0.001 par value, 100,000,000 shares authorized, 37,485,486 and 37,571,708 shares issued at December 31, 2013 and December 31, 2012; 36,950,886 and 36,855,908 outstanding at December 31, 2013 and December 31, 2012	37	38
Additional paid-in capital	245,055	222,705
Accumulated other comprehensive loss	(88)	(399)
Retained earnings	35,960	7,629
Treasury stock, at cost (534,600 and 715,800 shares at December 31, 2013 and December 31, 2012)	(20,489)	(20,187)
Total stockholders’ equity	260,475	209,786
Noncontrolling interests	6,188	1,375
Total equity	266,663	211,161
Total liabilities and equity	$900,305	$813,414

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flow
(In thousands)
(unaudited)

	Year Ended December 31,
	2013	2012
Cash flows from operating activities
Net income	$78,072	$66,538
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of capitalized customer acquisition costs	45,648	45,125
Other depreciation and amortization	35,389	28,213
Addition to loss reserves	2,711	2,595
Provision for doubtful receivables	195	1,043
Deferred taxes	8,403	5,136
Share-based compensation	12,838	14,187
Gain on sale of business	(3,786)	—
Write off of fixed assets and other	1,034	1,066
Changes in operating assets and liabilities:
Increase in receivables	(19,693)	(665)
(Increase) decrease in inventory	(1,343)	1,460
Payment of signing bonuses, net	(29,091)	(29,320)
Increase in capitalized customer acquisition costs	(21,159)	(17,216)
Increase in prepaid expenses	(2,664)	(612)
(Increase) decrease in current tax assets	(3,138)	9,118
Increase in deposits and other assets	(1,118)	(451)
Excess tax benefits on employee share-based compensation	(11,596)	(5,954)
Increase in reserve for unrecognized tax benefits	2,564	1,251
Decrease in due to sponsor banks	(18,477)	(26,295)
Increase in accounts payable	2,136	11,840
Decrease in accrued expenses and other liabilities	(1,605)	(964)
Increase in processing liabilities	32,837	61,993
Payouts of accrued buyout liability	(13,651)	(11,886)
Increase in accrued buyout liability	17,620	15,638
Net cash provided by operating activities	112,126	171,840
Cash flows from investing activities
Purchase of investments	(5,262)	(6,556)
Maturities of investments	2,000	4,714
Decrease (increase) in funds held for customers	4,040	(88,839)
(Decrease) increase in customer fund deposits	(4,030)	88,893
Proceeds from sale of business	19,343	—
Acquisitions of businesses, net of cash acquired	(15,182)	(103,470)
Purchases of property and equipment	(52,924)	(34,549)
Net cash used in investing activities	(52,015)	(139,807)
Cash flows from financing activities
Proceeds from borrowings, net	156,416	133,000
Principal payments on borrowings	(161,001)	(66,003)
Proceeds from exercise of stock options	14,174	18,303
Excess tax benefits on employee share-based compensation	11,596	5,954
Repurchases of common stock	(49,625)	(103,774)
Dividends paid on common stock	(10,321)	(9,238)
Net cash used in financing activities	(38,761)	(21,758)

Net increase in cash	21,350	10,275
Effect of exchange rates on cash	1	5
Cash at beginning of year	50,581	40,301
Cash at end of year	$71,932	$50,581

Reconciliation of Non-GAAP Financial Measures And Regulation G Disclosure
To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provides additional measures of its operating results on a continuing operations basis, namely income from operations, operating margin, net income and earnings per share, which exclude acquisition-related amortization expense and share-based compensation expense. These measures meet the definition of a non-GAAP financial measure. The Company believes that application of these non-GAAP financial measures is appropriate to enhance understanding of its historical performance as well as prospects for its future performance.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Pursuant to Regulation G, a reconciliation of these non-GAAP financial measures with the comparable financial measures calculated in accordance with GAAP for the three and twelve months ended December 31, 2013 and 2012 follows (in thousands except per share data):

Three Months Ended December 31, 2013	GAAP	Acquisition- related Amortization	Share-based Compensation	Adjusted Non-GAAP
Income from Operations	$31,121	$2,339	$3,075	$36,535
Operating Margin (a)	20.9%			24.5%
Net Income From Continuing Operations Attributable to Heartland	$17,405	$1,348	$1,772	$20,525
Diluted Earnings Per Share From Continuing Operations	$0.46	$0.04	$0.05	$0.55
Diluted Shares Used in Computing Earnings Per Share From Continuing Operations	37,972			37,972

Three Months Ended December 31, 2012	GAAP	Acquisition- related Amortization	Share-based Compensation	Adjusted Non-GAAP
Income from Operations	$25,211	$1,544	$3,775	$30,530
Operating Margin (a)	19.1%			23.1%
Net Income From Continuing Operations Attributable to Heartland	$14,484	$921	$2,252	$17,657
Diluted Earnings Per Share From Continuing Operations	$0.37	$0.02	$0.06	$0.45
Diluted Shares Used in Computing Earnings Per Share From Continuing Operations	38,878			38,878

Twelve Months Ended December 31, 2013	GAAP	Acquisition- related Amortization	Share-based Compensation	Adjusted Non-GAAP
Income from Operations	$126,098	$9,112	$12,838	$148,048
Operating Margin (a)	21.1%			24.7%
Net Income From Continuing Operations Attributable to Heartland	$74,712	$5,577	$7,857	$88,146
Diluted Earnings Per Share From Continuing Operations	$1.96	$0.15	$0.21	$2.32
Diluted Shares Used in Computing Earnings Per Share From Continuing Operations	38,053			38,053

Twelve Months Ended December 31, 2012	GAAP	Acquisition- related Amortization	Share-based Compensation	Adjusted Non-GAAP
Income from Operations	$109,801	$5,249	$14,187	$129,237
Operating Margin (a)	20.7%			24.4%
Net Income From Continuing Operations Attributable to Heartland	$64,353	$3,209	$8,681	$76,243
Diluted Earnings Per Share From Continuing Operations	$1.60	$0.08	$0.22	$1.90
Diluted Shares Used in Computing Earnings Per Share From Continuing Operations	40,058			40,058

(a) Operating Margin is measured as Income from Operations divided by Net Revenue. Net Revenue is defined as total revenues less interchange fees and dues, assessments and fees.